UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2020

LEAF GROUP LTD.

(Exact name of Registrant as specified in its charter)

Delaware	001-35048	20-4731239
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1655 26th Street Santa Monica, California	90404
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 656-6253

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	LEAF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01      Other Events.

On December 9, 2020, Leaf Group Ltd. (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) a preliminary prospectus supplement in connection with a proposed public offering of shares of the Company’s common stock (the “Offering”). The preliminary prospectus supplement contains an updated description of certain aspects of the Company’s business and an additional risk factor. Accordingly, the Company is filing this information with this Current Report on Form 8-K for the purpose of supplementing and updating the description of certain aspects of its business and its risk factors from the disclosure contained in the Company’s prior filings with the SEC, including the Company’s most recent Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2020, filed with the SEC on October 29, 2020. The updated disclosures are filed herewith as Exhibit 99.1 and are incorporated herein by reference.

On December 9, 2020, the Company issued a press release announcing that it had commenced the Offering. A copy of this press release is attached hereto as Exhibit 99.2, and the information contained therein is incorporated herein by reference.

Item 9.01      Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Updated Business Disclosure and Risk Factors
99.2	Press release, dated December 9, 2020.
104	Cover Page Interactive Data File (formatted as Inline XBRL with applicable taxonomy extension information contained in Exhibits 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEAF GROUP LTD.

Date: December 9, 2020	By:	/s/ Adam Wergeles
Adam Wergeles
Executive Vice President and General Counsel